UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2014

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (413) 443-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 4, 2014, Berkshire Hills Bancorp, Inc. (the “Company’) terminated all of its interest rate swaps associated with Federal Home Loan Bank (“FHLB”) advances as of year-end 2013, which had a notional value of $410 million.  This termination was in association with the reduction of FHLB advances as a result of the previously disclosed purchase of branches and related deposits in New York, completed on January 17, 2014.

The Company reclassified approximately $8.6 million in fair value losses on interest rate swaps (approximately $5.1 million after-tax) from other comprehensive loss to a non-core charge against first quarter net income.  This transfer represented a transfer within shareholders’ equity and therefore had no impact on total shareholders’ equity.

The Company terminated all of its interest rate swaps associated with FHLB advances with 3-month LIBOR based floating interest rates with an aggregate notional amount of $30 million, all of its interest rate swaps associated with 90 day rolling FHLB advances issued using the FHLB’s 3-month fixed interest rate with an aggregate notional amount of $145 million, and all of its forward-starting interest rate swaps associated with 90 day rolling FHLB advances issued using the FHLB’s 3-month fixed interest rate with an aggregate notional amount of $235 million, with various institutions. In the first quarter of 2014, the Company elected to extinguish $215 million of FHLB advances related to the terminated swaps.

The Company also initiated new forward starting interest rate swaps with a notional amount of $300 million associated with rolling FHLB 1- month fixed rate term advances. These swaps will start in the first half of 2016 and mature in the first  half of 2019 and have a weighted average contract pay rate of 2.29%.

The Company anticipates that these changes in its deposits, borrowings, and interest rate swaps will contribute positively to its net interest margin and help protect net interest income in the event of future interest rate increases.

FORWARD LOOKING STATEMENTS

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see the Company’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: March 10, 2014	By:	/s/ Josephine Iannelli
Josephine Iannelli Executive Vice President and Chief Financial Officer